23. Consent of experts

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We herby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-21999) of Keithley Instruments, Inc. of our report dated June 16, 2000 relating to the financial statements of Keithley Instruments, Inc. Retirement Savings Trust and Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
June 28, 2000